Exhibit 10.30.4
FACSIMILE

DATE:	August 21, 2009

TO:	Ashford Hospitality LP
Phone #: 972-778-9452
Fax #:
Attn: Doug Kessler

CC:	Chatham Financial Corporation
Phone #: 720-221-3515
Fax #: 720-221-3519

FROM:	The Bank of New York Mellon
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286

Contacts for Documentation/Confirmations:

Attn: Swap Confirmation Dept.
Phone#: 212-804-5163 / 212-804-5103
Fax #: 212-804-5818 / 212-804-5837
Group Email: irdsuppdocs@bnymellon.com

Contacts for Settlements and Rate Resets:

Attn: Settlements Dept.
Phone #: 412-234-0805 / 412-236-7737
Fax #: 412-209-2020
Group Email: Derivatives_admin@bnymellon.com

RE:	Transaction Reference Number: 48473

Remarks:
Enclosed is the copy of the Confirmation for the captioned Transaction. Please review the Confirmation, have it executed by an authorized signatory, and return via facsimile followed by an original by mail along with an original copy of the incumbency certificate verifying the true signatures and authority of the person or persons signing this Confirmation to: The Bank of New York Mellon, Derivative Products Support Department, 32 Old Slip, 16th floor, New York, NY 10286, Attn: Kenny Au-Yeung / Eugene Chun.
Confidentiality Note: The information in this facsimile message and any attachments herein (“fax”) may contain confidential or proprietary information for use by the addressee only. If the reader of this message is not the intended recipient, you are notified that retention, dissemination, distribution or copying of this fax is strictly prohibited. If you receive this fax in error, please notify us immediately by telephone and return it to the sender above. Thank you.

THE BANK OF NEW YORK MELLON
CONFIRMATION

DATE:	July 1, 2009

TO:	Ashford Hospitality LP (“Party B”)
Phone #: 972-778-9452
Fax #:
Attn: Doug Kessler

FROM:	The Bank of New York Mellon (“Party A”)
Derivative Products Support Department
32 Old Slip, 16th Floor
New York, New York 10286
Attn: Swap Confirmation Dept.
Phone #: 212-804-5163/5161/5103
Fax #: 212-804-5818/5837
Email: irdsuppdocs@bnymellon.com

RE:	Transaction Reference Number: 48473
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into between The Bank of New York Mellon (“Party A”) and Ashford Hospitality LP (“Party B”) on the Trade Date specified below.
The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. In case you are located in a state of the European Union other than the United Kingdom, The Bank of New York Mellon (International) Limited, an indirect subsidiary of Party A, has acted as arranger for the Transaction.
This Confirmation evidences a complete and binding agreement between you and us to the terms of the Swap Transaction set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement (as defined below). This Confirmation supplements, forms a part of and is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Master Agreement”) as if we had executed an agreement in such form, subject to the terms of a Schedule as set forth in Paragraph 2 hereof. In the event of any inconsistency among any of the following documents, the document listed first shall govern: (i) this Confirmation, exclusive of the provisions set forth in Paragraph 2 hereof; (ii) the provisions set forth in Paragraph 2 hereof; (iii) the Definitions; and (iv) the ISDA Master Agreement.
The term “Section” as used herein will mean a Section of the ISDA Master Agreement; “Part” will mean a Part of the Schedule to the ISDA Master Agreement as set forth in Paragraph 2 herein, which is deemed to constitute a Schedule to the ISDA Master Agreement; and “Paragraph” will mean a Paragraph of this Confirmation.

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 1,800,000,000

Trade Date:	July 1, 2009

Effective Date:	December 13, 2010

Termination Date:	December 13, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

FIXED AMOUNTS

Fixed Amount Payer:	Party B

Fixed Amount:	USD 15,245,000

Fixed Amount Payer Payment Date:	July 3, 2009, subject to adjustment in accordance with the Modified Following Business Day Convention.

PARTY A FLOATING AMOUNTS

Floating Rate Payer:	Party A

Floor Rate:	2.75%

Floating Rate Payer Payment Dates:	The 13th day of each month, beginning on January 13, 2011 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

PARTY B FLOATING AMOUNTS

Floating Rate Payer:	Party B

Floor Rate:	0.50%

Floating Rate Payer Payment Dates:	The 13th day of each month, beginning on January 13, 2011 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

ADDITIONAL TERMS

Business Days:	New York

Calculation Agent:	Party A

Optional Termination:	Provided that no Event of Default, Potential Event of Default or Termination Event has occurred, Party B may terminate this Transaction, in whole or in part, on any Business Day (such day the “Optional Termination Date”) by providing at least two (2) Business Days’ prior notice of its election to terminate this Transaction. In the event of such termination, Party A shall serve as the Calculation Agent and shall determine the amount owed in connection with such termination using the swap rate applicable on the Optional Termination Date disregarding any funding charges, capital charge or spread to LIBOR. If Party B objects to such determination, the amount due shall be determined pursuant to Section 17.3 of the 2000 ISDA Definitions electing (a) Cash Price as the Cash Settlement Method, (b) the date two Business Days following the Optional Termination Date as the Cash Settlement Payment Date, and (c) Mid as the Quotation Rate. Cash Settlement Reference Banks shall be agreed mutually by Party A and Party B, provided, however, notwithstanding Section 17.3(a)

of the 2000 ISDA Definitions, if fewer than three quotations are provided, the Cash Settlement Amount will be the average of the amounts determined by each of the parties in good faith and in a commercially reasonable manner.
2. Terms deemed incorporated into a Schedule to the ISDA Master Agreement.
Part 1. Termination Provisions.
(a) “Specified Entity” means none in relation to Party A and Party B.
(b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.
(c) The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.
(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.
(e) The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.
(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
          (i) Market Quotation will apply.
          (ii) Second Method will apply.
(g) “Termination Currency” means United States dollars.
(h) Additional Termination Event will not apply.
Part 2. Tax Representations.
(a) Payer Representations. For the purpose of Section 3(e) of this Agreement:—
Party A and Party B each make the following representation: —
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except’ that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement—

Party A and Party B each make the following representation:—

It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.
Part 3. Agreement to Deliver Documents.
Other documents to be delivered are:

Party required to		Date by which to be	Covered by Section 3(d)
deliver	Form/ Document/ Certificate	delivered	Representation

Party A	Certified copies of (i) resolutions adopted by its Board of Directors or its by-laws authorizing the person or persons signing this Agreement to so sign, (ii) an incumbency certificate certifying the names, true signatures and authority of the person or persons signing this Agreement; and (iii) other necessary approvals and authorizations with respect to the execution, delivery and performance of this Agreement, if any.	Upon execution and delivery this Agreement and if required by a Confirmation on or before the date set forth therein.	Yes

Party B	Certified copies of an incumbency certificate of Party B certifying the names, true signatures and authority	Upon execution and delivery this Agreement and if required by a	Yes

Party required to		Date by which to be	Covered by Section 3(d)
deliver	Form/ Document/ Certificate	delivered	Representation
	of the person or persons signing this Agreement.	Confirmation on or before the date set forth therein.

Party B	A correct, complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor thereto), including appropriate attachments, that eliminates U.S. federal backup withholding tax on payments under this Agreement.	(A) Upon first scheduled Payment Date; (B) promptly upon reasonable demand by Party A; and (C) promptly upon learning that any Form W-9 previously provided by Party B to Party A has become obsolete or incorrect.	Yes
Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:
The Bank of New York Mellon
Global Risk Management Services
Global Markets Division
32 Old Slip -15th Floor
New York, New York 10286
Attention: Stephen M. Lawler, Managing Director
Fax No.: (212) 495-1015
Telephone No.: (212) 804-2137
And provided, that any notice sent to Party A under Sections 5, 6, or 13(b) of the Agreement shall be given to:
The Bank of New York Mellon
Legal Department
One Wall Street-10th Floor
New York, NY 10286
Attention: General Counsel
Address for notices or communications to Party B:
Ashford Hospitality LP
14185 Dallas Parkway
Suite 1150
Dallas, TX 75254
Attention: Doug Kessler

Telephone No.: 972-778-9452
With copies to:
Chatham Financial Corporation
10901 West Toller Drive, #301
Littleton, CO 80127
Attention: Randy Medina
Telephone No: 720-221-3515
Fax No: 720-221-3519
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent — not applicable.

Party B appoints as its Process Agent — not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement: Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Party A’s obligations hereunder are supported by the following Credit Support Documents: none.

Party B’s obligations hereunder are supported by the following Credit Support Documents: none.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: none.

Credit Support Provider means in relation to Party B: none.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine that would result in the application of the laws of another jurisdiction.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Additional Representations. In addition to the representations in Section 3 of this Agreement:
(i) each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(1) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(2) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(3) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(ii) Commodity Exchange Act. each party represents and warrants that (A) it is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (B) this Agreement and each Transaction is subject to individual negotiation by such party; and (C) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.
(iii) Pension Plans, etc. each party represents and warrants that it is neither:
(1) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act;
(2) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; nor
(3) an entity the assets of which are deemed to be assets of any such “employee benefit plan” or “plan” by reason of the U.S. Department of Labor’s plan asset regulation, 29 C.F.R. Part 2510.3-101.

The parties agree that each representation contained in this Part 4(k) shall be deemed to be made on the date this Transaction is entered into, provided that the representation in (iii) above shall be deemed made at all times.
(I) Recording. Each party (i) consents to the recording of the telephone conversations of its trading, operations and marketing personnel in connection with this Agreement or any potential Transaction; (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel and (iii) agrees that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.
Part 5. Other Provisions,
(a) Waiver of Jury Trial. Each party hereby waives the right to trial by jury in any action or proceeding instituted with respect to this Agreement or the transactions contemplated hereby.
(b) Correction of Confirmations. Section 9(e)(ii) of the Agreement is hereby supplemented by the addition of the following text at the end thereof: “If Party B does not promptly confirm the accuracy of a Confirmation sent by Party A within three Local Business Days of the date it is sent (or such shorter time as may be appropriate given the maturity of the Transaction), such failure will be deemed a confirmation of accuracy of such Confirmation by Party B in the absence of manifest error. In any event, no failure to enter into, exchange or send a Confirmation shall invalidate any Transaction under this Agreement.”
(c) Set-off. For the purposes of the last sentence of Section 6(e) of the Master Agreement, set-off will not apply.
(d) 1989 Cap addendum Para. 4. Notwithstanding the terms of Sections 5 and 6, if Party B has satisfied its payment obligations under Section 2(a)(i), and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) with respect to Party A as the Affected Party or Section 5(b)(iii) with respect to Party A as the Burdened Party.
(e) Transfer. Each party agrees that with regard to the transfer provisions set forth in Section 7, consent to any such transfer shall not be unreasonably withheld. Notwithstanding the foregoing, a party shall not be required to consent to any transfer if the transfer would subject the non-transferring party to an increased tax burden; or if the transfer would violate in the good faith judgment of the non-transferring party any law or regulation applicable to the non-transferring party.

3. Payment Instructions:

When remitting funds to us, please pay:	The Bank of New York Mellon
Derivative Products Support Department
ABA #: 021000018
Account #: 890-0068-175
Reference: Interest Rate Swaps

We will pay you at:

Bank Information:	JP Morgan Chase Bank
2200 Ross Ave
Dallas, TX 75265-5415

ABA: 021-000-021

Account Information:	Ashford Hospitality LP
14185 Dallas Pkwy, Suite 1100
Dallas, TX 75254

Account: 088-06397111

Additional Notes:	Contact Shannon Jones
(972) 778-9485

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized signatory execute the copy of this Confirmation and returning it via facsimile followed by an original by mail along with an original copy of the incumbency certificate to: The Bank of New York Mellon, Derivative Products Support Department, 32 Old Slip 16th Floor, New York, New York 10286, Attn: Kenny Au-Yeung / Eugene Chun.

THE BANK OF NEW YORK MELLON
By:	/s/ ANDREW SCHWARTZ
	Name:	ANDREW SCHWARTZ
	Title:	Vice President

Accepted and confirmed as
of the date first written:
ASHFORD HOSPITALITY LP

By:	/s/ David Brooks
Name:
Title: